EXHIBIT (10)(H)(10)

NatWest Bank N.A.
1133 Avenue of the Americas
New York, NY 10036
                                                                  NatWest Bank

                FOURTH AMENDED AND RESTATED LOAN AGREEMENT
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FOURTH AMENDED AND RESTATED LOAN AGREEMENT, dated as of March 31, 1996, by and among HAMPSHIRE DESIGNERS, INC., a Delaware corporation with a place of business at 215 Commerce Blvd. Anderson South Carolina 29621 (the "Borrower") and NATWEST BANK N.A. (formerly National Westminster Bank USA), a national banking association with a place of business at 1133 Avenue of the Americas, 39th Floor, New York, New York 10036 (the "Bank").

WHEREAS the Borrower and the Bank are parties to a Third Amended and Restated Loan Agreement dated as of March 31, 1995 (as so, the "Loan agreement");

            WHEREAS, the Hampshire Group has completed a corporate reorganization pursuant to which (i) effective as of July 1, 1995 Hampshire
            Designers, Inc. merged with and into Hampshire
            Hosiery, Inc. and, as the surviving
            corporation, Hampshire Hosiery, Inc. changed its name to Hampshire Designers, Inc.
            (hereinafter referred to as the "Borrower"),
            (ii) effective as of December 26, 1995, H. G.
            Knitwear merged with and into Segue (America)
            Limited ("Segue"); and (iii) effective as of Oct. 10, 1995, the The Winona Knitting Mills,
            Inc. was acquired and merged into Hampshire
            Group, Limited and the operations of The
            Winona Knitting Mills, Inc. continue as a division of the Borrower,

            WHEREAS, as a result of such restructuring, the operations of the former Hampshire
            Designers, Inc. continue as the Hampshire
            Designers Division ("Designers") of the
            Borrower, the operations of the former
            Hampshire Hosiery, Inc. continue as the
            Hampshire Hosiery Division ("Hosiery") of the
            Borrower, and the operations of The Winona
            Knitting Mills, Inc. ("Winona") continue as a division of the Borrower;

WHEREAS, the parties hereto now desire to amend and restate in its entirety the Loan Agreement as herein provided in order to, among other things, reflect the new corporate structure.

NOW, THEREFORE, IT IS AGREED THAT THE LOAN AGREEMENT IS AMENDED AND RESTATED IN ITS ENTIRETY AS FOLLOWS:

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SECTION 1.  AMOUNT AND TERMS.

l.l.A. WORKING CAPITAL LINE. Subject to and upon the terms and conditions herein set forth, including (without limitation) the definitions contained in Section 12, at any time or from time to time on or before the termination of this Agreement, subject to the limitations contained in Section 1.1.B, the Bank shall extend a working capital credit facility (the "Working Capital Line") for short-term loans (referred to as "Loans") and Letters of Credit.

l.l.B. LIMITATIONS OF LINE OF CREDIT. Except as otherwise permitted or limited by the Bank from time to time, the aggregate amount of (i) Loans outstanding at any time to the Borrower shall not exceed the lesser of $25,000,000 or the Total Borrowing Base (the "Working Capital Line Limit"); (ii) Letters of Credit outstanding at any time issued for the account of the Borrower shall not exceed $6,500,000; (iii) Loans and Letters of Credit outstanding at any time with respect to Designers individually shall not exceed $20,000,000; (iv) Loans outstanding at any time with respect to Designers individually shall not exceed $16,000,000; provided, however, that of the Loans and Letters of Credit available with respect to Designers, not more than $2,000,000 of the proceeds thereof shall be available to San Francisco Knitworks, Inc. ("Knitworks") not more than $4,000,000 of the proceeds thereof shall be available to Segue, and not more than $3,000,000 of the proceeds thereof shall be available to Winona.
(v) Letters of Credit outstanding at any time issued for the account of Designers individually shall not exceed $6,000,000; provided, however, that of the Letters of Credit available with respect to Designers, not more than $3,000,000 thereof shall be available to Segue (vi) Loans and Letters of Credit outstanding with respect to Hosiery individually shall not exceed $5,000,000;
(vii) Loans outstanding at any time with respect to Hosiery individually shall not exceed $5,000,000; (and any working capital needs of Hosiery in excess thereof, during the term hereof, shall be funded from intercompany advances of Designers); and (viii) Letters of Credit outstanding at any time issued for the account of Hosiery individually shall not exceed $500,000.

l.l.C. NOTES AND ADDITIONAL MATTERS RELATIVE TO LETTERS OF CREDIT.

     (a) Loans under the Working Capital Line shall mature, subject to earlier acceleration, on the Maturity Date, and shall be evidenced by, and be repayable with interest in accordance with the terms of, one promissory note for the Borrower payable to the order of the Bank, in form and substance substantially as set forth in Exhibit 1.1.C (the "Note"), which Note shall be dated as of March 31, l996, shall be duly executed by the Borrower and shall replace the existing Notes of the Borrower's constituent corporations (but to the extent of the current principal balance thereof presently outstanding shall represent the same indebtedness). The Note is in the maximum principal amount of $25,000,000. and is subject to payment and prepayment as provided in Section 2.

     (b) (i) Letters of Credit shall be issued only to facilitate the purchase of goods in transactions involving the importation, exportation or domestic shipment of such goods.

               (ii) The Borrower agrees to pay for the issuance of each Letter of Credit and all the Bank's standard fees and commissions routinely charged in connection therewith.

               (iii) In the event the Bank makes payment to the beneficiary of any Letter of Credit in accordance with the terms thereof, the Borrower agrees to reimburse the Bank therefor on the same day such payment is made.

               (iv) With respect to each Letter of Credit the Borrower, shall execute, and each such Letter of Credit shall be further governed by the provisions of, the Bank's standard form of Application for Irrevocable Letter of Credit (to the extent any inconsistency exists between such Application(s) and this Agreement, such Application(s) shall govern).

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               (v)  Notwithstanding  anything to the contrary  contained herein, the Borrower may cause the Bank to issue Letters of Credit for the account of the Borrower, which may be for the particular account of its divisions, Hosiery or Designers, up to the limits set forth in Section l.lB (v) and (viii) above, or its subsidiary Segue; provided however, that Letters of Credit issued for the account of Segue individually shall not exceed $3,000,000.

1.1.D.  INTEREST.

      (a) Definitions. For purposes of this Section 1.1.D., unless the context otherwise requires, the following terms shall have the following meanings:

               (i) "Fixed Rate" shall mean for any Loans requested by Borrower and for any Interest Period a fixed rate of interest is quoted by the Bank to Borrower, if requested by Borrower in accordance with subparagraph (c) hereof which fixed rate shall be determined in the sole discretion of the Bank by reference to such factors and considerations as the Bank shall deem relevant; provided, that Borrower shall be entitled to request a fixed rate of interest for any portion of the Loans less than $1,000,000. While the Bank will endeavor to quote a Fixed Rate if requested by a Borrower, the Bank reserves the right not to quote such a Rate, in which event such Borrower's request shall be treated as a request for the Prime-Based Rate.

               (ii) "Fixed Rate Interest Period" shall mean an Interest Period during which all or a portion (in excess of $1,000,000 in principal amount) of Loans under either Note bears interest at the Fixed Rate.

               (iii) "Interest Period" shall mean with respect to a Fixed Rate Interest Period, any period of days which is agreeable to the Bank (in each case, as selected by Borrower and as determined to be available by the Bank pursuant to subparagraph (c) of this Section 1.1.D.), and with respect to a Prime-Based Rate Interest Period, a period continuing from day to day until terminated by such Borrower, such termination to be effective three (3) business days after the selection of a Fixed Rate Interest Period in accordance with subparagraph (c) of this Section 1.1.D. At any one time all Loans under the Note may be subject to the Prime-Based Rate Interest Period, or all Loans under the Note may be subject to one or more Fixed Rate Interest Periods, or some Loans may be subject to the Prime-Based Rate Interest Period and other Loans may be subject to one or more Fixed Rate Interest Periods. The first Interest Period under the Note shall commence when the Loan with respect thereto is first advanced by the Bank and thereafter each Interest Period with respect to any Loans shall commence on the last day of the immediately preceding Interest Period with respect to such Loans; provided, that any Interest Period which would otherwise end on a day which is not a business day shall end on the next succeeding business day; and provided, further however, that any Interest Period which commences prior to the Maturity Date and would otherwise end thereafter shall end on the Maturity Date; and provided, further, however, that Interest Periods in respect of overdue principal shall be of such durations as the Bank may select.

               (iv) "Interest Renegotiation Date" shall mean the last day of any Interest Period.

               (v) "Prime-Based Rate" shall mean a fluctuating interest rate equal to the Prime Rate in effect from time to time.

               (vi) "Prime Rate" shall mean the rate of interest established from time to time by the Bank as its "prime rate" whether or not such rate is the best rate available at the Bank.

               (vii) "Prime-Based Rate Interest Period" shall mean an Interest Period during which all or a portion of the Loans bear interest at the Prime-Based Rate.

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      (b)  Interest  Rates.  Loans shall bear  interest on the unpaid  principal balance thereof from the date thereof in respect of each Interest Period at a rate per annum equal to (i) the Prime-Based Rate, in the case of Loans subject to the Prime-Based Rate Interest Period (which Loans shall at times be referred to as "Prime-Based Loans"), or (ii) the Fixed Rate applicable to such Loans, in the case of Loans subject to a Fixed Rate Interest Period (which Loans shall at times be referred to as "Fixed Rate Loans"). Interest on the Loans shall be payable monthly on the first day of each month commencing April 1, 1996, on the Maturity Date and thereafter on demand. After any stated or any accelerated maturity of Loans hereunder, Prime-Based Loans shall bear interest (computed daily) at a rate of 2% per annum in excess of the rate applicable to Prime-Based Loans and Fixed Rate Loans shall bear interest (computed daily) at a rate of 2% per annum in excess of the rate applicable to such Fixed Rate Loan until the expiration of the Fixed Rate Interest Period applicable to such Fixed Rate Loan, at which time the Loan will automatically be converted into a Prime-Based Loan and until paid shall bear interest at a rate of 2% per annum in excess of the rate applicable to Prime-Based Loans, in each case payable on demand. In no event shall interest payable hereunder be in excess of the maximum rate of interest permitted under applicable law. Interest shall be calculated on the basis of actual days elapsed over a 360-day year.

      (c) Selection of Interest Periods. (i) The first Interest Period under the Note shall commence on the date hereof, shall be a Prime-Based Rate Interest Period and shall continue with respect to the Borrower until a date three (3) business days after notification by Borrower to the Bank of the selection of the next succeeding Interest Period under such Notes.

               (ii) By no later than 10:00 a.m. (New York time) on the day three
(3) business days prior to each Interest Renegotiation Date, the Borrower shall deliver to the Bank a written or telephonic request (confirmed in writing) for a quote for a Fixed Rate specifying the principal amount of Loans to be subject thereto and a proposed duration therefor; provided, however that the Bank in its sole discretion may, but shall be under no obligation to, accept such notice the same day of the requested Loan, in such case the interest rate may not be the same as would be if the Bank were afforded three days' notice, it being understood that the Bank's index for determining each such rate may vary depending on the number of days' advance notice it receives. The Bank shall use its best efforts to furnish such Borrower not later than 11:30 a.m. (New York time) on the same business day as the date of such request, a quote of the Fixed Rate for the Loans and the duration proposed by such Borrower. By no later than 3:00 p.m. (New York time) on the same business day as the date of such request such Borrower shall specify to the Bank whether the next succeeding Interest Period for such Loans is to be a Prime-Based Rate Interest Period or a Fixed Rate Interest Period; provided, that if the Bank shall determine (which determination shall be conclusive and binding upon such Borrower) that it is unable for any reason to quote a Fixed Rate or that the duration of the Interest Period designated by such Borrower is unacceptable, the Bank shall so notify such Borrower and the Interest Period designated for such Loans shall automatically be a Prime-Based Rate Interest Period. Each designation of, and selection of the Loans applicable to and the duration of, an Interest Period by a Borrower shall be irrevocable and effective upon the acknowledgment and acceptance by the Bank. If a Borrower shall fail to designate, or in the case of a Fixed Rate Interest Period to select the principal amount of Loans applicable to or duration of, an Interest Period as provided above, such Interest Period shall automatically be a Prime-Based Rate Interest Period. Promptly after the establishment of the Prime-Based Rate or Fixed Rate, as the case may be, for any Interest Period, the Bank shall notify such Borrower and the rate set forth in such notification shall be conclusive absent manifest error.

1.2. DISBURSEMENT. Loans shall be disbursed by the Bank from its office at 1133 Avenue of the Americas, New York, New York 10036.

SECTION 2.   PAYMENTS AND PREPAYMENTS OF LOANS.

2.1. MANDATORY PAYMENTS. If at any time the aggregate outstanding Loans and Letters of Credit to Borrower exceed the Working Capital Line Limit, Borrower shall pay such excess to the Bank together with accrued interest thereon and amounts payable pursuant to Section 2.4 hereof.

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2.2.  OPTIONAL  PREPAYMENTS.  Subject to Section 2.4 the Borrower shall have the right from time to time to prepay the outstanding Loans in part or in whole. Upon the giving of notice of prepayment, the amount therein specified to be prepaid shall be due and payable on the date therein specified for such prepayment, together with accrued interest thereon to such date.

2.3. PROCEDURES FOR PAYMENTS. All payments by the Borrower to the Bank shall be made at 1133 Avenue of the America, New York, New York 10036 in immediately available funds and in lawful money of the United States or may be made by a charge to the demand deposit account of the Borrower and its applicable subsidiaries and divisions maintained with the Bank.

2.4 FUNDING LOSSES. The Borrower shall indemnify the Bank and hold the Bank harmless against any loss or expense incurred by it as a result of any payment of principal of the Loans to Borrower, or any portion thereof, bearing interest at a Fixed Rate on a date other than the last day of the Fixed Rate Interest Period applicable thereto or as a result of any prepayment of principal on account of the applicable Note, whether such loss or expense arises by reason of the liquidation or reemployment of deposits or other funds acquired by the Bank to fund or maintain the Loans to the Borrower or otherwise. The Bank shall certify to the Borrower the amount of, and the basis of determination of, the loss or expense so incurred (which certification shall be conclusive in the absence of arithmetical error).

SECTION 3.   SECURITY AND GUARANTEES.

As security for and to guarantee the full and timely payment of the Obligations, whether now existing or hereafter arising:

3.1. SECURITY AGREEMENT. Each of the Borrower, Knitworks and Segue shall execute and deliver to the Bank, its respective security agreement(s). The Borrower, Knitworks, and Segue, (Borrower, Knitworks and Segue are also referred to herein individually as a "Grantor" and collectively as the "Grantors") shall execute a sufficient quantity of financing statements pursuant to the Uniform Commercial Code, in form and substance satisfactory to the Bank, granting the Bank a first priority perfected security interest in all Grantors accounts receivable and imported inventory shipped under or pursuant to or in connection with Letters of Credit issued by the Bank, such collateral to include that of Designers, Hosiery, Knitworks, Winona and Segue. Each Grantor also agrees to execute additional financing statements as may be required by the Bank from time to time.

3.2. GUARANTEES. The Borrower has caused a guaranty to be duly executed and delivered to the Bank, by each of Hampshire Group, Limited ("HGL"), Glamourette Fashion Mills, Inc. ("Glamourette"), Knitworks, and Segue (each individually referred to herein as a "Guarantor" and collectively as the "Guarantors") of all the obligations to the Bank. The Borrower has also executed and delivered guarantees of all the Obligations of Segue and Knitworks to the Bank. Each of the foregoing guarantees is secured by the collateral described in the security agreement executed by such Guarantor.

3.3. FILING AND RECORDING. Each Grantor shall, at its cost and expense, cause all instruments and documents given as security pursuant to this Agreement to be duly recorded and/or filed or otherwise perfected in all places necessary, in the opinion of the Bank, to perfect and protect the lien or security interest of the Bank in the property covered thereby. Each Grantor, to the extent permitted by law, hereby authorizes the Bank to file any financing statement or amendment thereto in respect of any security interest created pursuant to this Agreement which may at any time be required or which, in the opinion of the Bank, may at any time be desirable although the same may have been executed only by the Bank or, at the option of the Bank, to sign such financing statement or amendment on behalf of such Grantor and file the same, and such Grantor hereby irrevocably designates the Bank, its agents, representatives and designees as agents and attorneys-in-fact for such Grantor for this purpose. In the event that any re-recording or refiling thereof (or the filing of any statements of amendment, continuation or assignment of any financing statement) is required to protect and preserve such lien or security interest, each Grantor shall, at its cost and expense, cause the same to be recorded and/or refiled at the time and in the manner requested by the Bank.

SECTION 4.   CONDITIONS PRECEDENT TO BORROWING.

The commitment of the Bank to make any Loans to the Borrower or to issue any Letter of Credit for the account of the Borrower (or for the account of any Guarantor with the written consent of the Borrower) shall be subject to the satisfaction in full of the following conditions precedent:

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4.1. FINANCIAL STATUS. At the time of each extension of credit hereunder,  there shall have been no material adverse change in the business, operations, properties, assets or financial condition of the Borrower or any Guarantor from the financial condition reflected on the consolidated financial statements of HGL as at December 31, l995.

4.2. QUALIFICATION. At the time of each extension of credit hereunder, the Borrower and each Guarantor shall be duly qualified as a foreign corporation in good standing in each jurisdiction in which the nature of its business or ownership or use of property requires such qualification.

4.3. SECURITY AND GUARANTY INSTRUMENTS. At the time of each extension of credit hereunder (a) the Bank shall have received all the instruments and documents then required to be delivered pursuant to Section 3 or any other provision of this Agreement or pursuant to the instruments and documents referred to in
Section 3 or any other provision of this Agreement and the same shall be in full force and effect and (b) the Bank shall have received all necessary consents relating thereto from third parties so that the same shall be valid and not result in any violation of any agreement running in favor of such third party.

4.4. CORRECTNESS OF WARRANTIES. At the time of each extension of credit hereunder, all representations and warranties contained herein, or otherwise made to the Bank in connection herewith or therewith, shall be true and correct with the same effect as though such representations and warranties had been made on and as of the date of such extension of credit.

4.5. NO EVENT OF DEFAULT. At the time of each extension of credit hereunder, there shall exist no Event of Default as defined in Section 9 and no condition, event or act which, with notice or lapse of time, or both, would constitute an Event of Default.

4.6. NOTE. At the time of the first borrowing hereunder, the Bank shall have received a Note from the Borrower, duly completed, executed and delivered.

4.7. PROCEEDINGS; RECEIPT OF DOCUMENTS. At the time of each extension of credit hereunder, all corporate and legal proceedings and all documents and instruments in connection with each extension of credit and pursuant to Sections 3 and 4 shall be satisfactory in form and substance to the Bank and the Bank shall have received all information and copies of all documents, including records of corporate proceedings, which the Bank may have requested in connection therewith, such documents where requested by the Bank to be certified by appropriate corporate or governmental authorities.

SECTION 5.  USE OF PROCEEDS.

Subject to the limits set forth in Sections l.lB and 1.1.C. (b)(v), the Borrower agrees that the proceeds of all Loans hereunder shall be applied solely for the Borrower's own working capital purposes; provided, however, that Borrower may downstream, or cause the Bank to advance directly, to Designers, Hosiery, Segue and Winona and Knitworks, up to $16MM, $5MM, $4MM, $3MM and $2MM respectively, of the proceeds of Designers' Loans hereunder, to be applied solely for the working capital purposes of each, as the case may be.

SECTION 6.  CERTAIN AFFIRMATIVE COVENANTS.

The Borrower covenants and agrees that, until the Obligations are paid in full and this Agreement is terminated, unless specifically waived by the Bank in writing:

6.1. FINANCIAL STATEMENTS AND OTHER INFORMATION. The Borrower shall furnish to the Bank:

      (a) as soon as practicable and in any event within 60 days after the last day of each of the first three fiscal quarters of each fiscal year of HGL, an unaudited consolidated and consolidating balance sheet of the Borrower and of each Guarantor and its Subsidiaries, a consolidated and consolidating statement of income and surplus account of the Borrower and of each Guarantor and its Subsidiaries, and a consolidated statement of changes in financial position of the Borrower and each Guarantor and its Subsidiaries for the quarter then ended, all in reasonable detail and certified by the chief financial or accounting officer of the Borrower and of each Guarantor to be true and correct in all material respects, subject to normal recurring year-end audit adjustments, and to have been prepared in accordance with generally accepted accounting principles consistently maintained by the Borrower and Guarantor;

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      (b) as soon as  practicable  and in any event  within  120 days  after the close of each fiscal year of HGL, a consolidated and consolidating balance sheet of the Borrower and of each Guarantor and its Subsidiaries, a consolidated and consolidating statement of income and surplus account of the Borrower and of each Guarantor and its Subsidiaries, and a consolidated statement of changes in financial position of the Borrower and of each Guarantor and its Subsidiaries, as at the end of and for the fiscal year just closed, setting forth the corresponding figures of the previous fiscal year in comparative form, all in reasonable detail and with respect to the consolidated statements certified (without any qualification or exception deemed material by the Bank) by Price Waterhouse or other independent public accountants satisfactory to the Bank and with respect to all other statements certified by the applicable companies chief financial or accounting officer as having been prepared in accordance with generally accepted accounting principals consistently applied; and concurrently with such financial statements, a written statement signed by such independent accountants and chief financial or accounting officer, as the case may be, to the effect that, in making the examination necessary for their certification of such financial statements, they have not obtained any knowledge of the existence of any Event of Default or other act, condition or event which, with the giving of notice or lapse of time, or both, as specified in Section 9, would constitute an Event of Default, or, if such independent accountants or officers shall have obtained from such examination any such knowledge, they shall disclose in such written statement the Event of Default or other act, condition or event and the nature thereof, it being understood, however, that such independent accountants shall be under no liability, directly or indirectly, to anyone for failure to obtain knowledge of any such Event of Default or act, condition or event;

      (c)  Intentionally Omitted;

      (d) as soon as practicable and in any event within 30 days after the close of each month, a receivables aging for such month separately for the Borrower, Segue and Knitworks in such detail as the Bank may reasonably request;

      (e) as soon as practicable and in any event within 30 days of the close of each month, a monthly borrowing base certificate substantially in the form of
Exhibit 6.1(e) hereto;

      (f) promptly upon the commencement thereof, written notice of any litigation, including arbitrations, where the amount claimed exceeds $500,000 and of any proceedings before any governmental agency which would, if successful, materially affect the Borrower or any Guarantor or any of its Subsidiaries; and

      (g) with reasonable promptness, such other information respecting the business, operations and financial condition of HGL and/or the Borrower or any of their Subsidiaries as the Bank may from time to time request.

6.2. INSPECTION BY BANK. The Borrower and each Guarantor shall allow, and shall cause each of its Subsidiaries to allow, any representative of the Bank (including any participant in the loans made hereunder) to visit and inspect any of the properties of such Borrower, Guarantor or any Subsidiary, to examine the books of account and other records and files of such Borrower, Guarantor or any Subsidiary, to make copies thereof and to discuss the affairs, business, finances and accounts of such Borrower, Guarantor or any Subsidiary with their respective officers and employees, all at such reasonable times and as often as the Bank may reasonably request.

6.3. FURTHER ASSURANCES. The Borrower and each Guarantor shall, at its cost and expense, upon request of the Bank, duly execute and deliver, or cause to be duly executed and delivered, to the Bank such further instruments and do and cause to be done such further acts as may be necessary or proper in the opinion of the Bank to carry out more effectually the provisions and purposes of this Agreement.

SECTION 7.  CERTAIN NEGATIVE COVENANTS.

The Borrower and each Guarantor covenants and agrees that, until the Obligations are paid in full and this Agreement is terminated either on the Maturity Date or in writing, neither Borrower nor any Guarantor shall, without the prior written consent of the Bank:

7.1. COMPROMISE OF RECEIVABLES. Compromise or adjust any of the Receivables (or extend the time for payment thereof) or grant any discounts, allowances or credits thereon, other than in the normal course of business.

7.2. ACQUISITIONS. Purchase, lease or otherwise acquire all or any substantial part of the business, properties or assets of any person during the term of this Agreement; except, provided that no Event of Default exists or is continuing,
(ii) the Borrower or any Guarantor may enter into no more than one (1) acquisition of any person in the same line of business during the term of this agreement, provided that the consideration given for such acquisition does not exceed $3,000,000., with the cash portion of such acquisition not to exceed $1,000,000.

7.3. OTHER  INDEBTEDNESS.  Incur any  indebtedness for borrowed money except for
(i) indebtedness reflected on the Borrower's audited financial statements furnished to the Bank dated December 31, 1995, (ii) purchase money indebtedness incurred in the purchase of fixed assets within the limitations of Section 7.5 hereof and (iii) $3,000,000 owing to Merchants National Bank of Minnesota (iv) $2,000,000 owing to Banco Popular, Puerto Rico (v) indebtedness owing to the Bank.

7.4. CONTINGENT OBLIGATIONS. Except for obligations owing to the Bank, assume, endorse, be or become liable for or guarantee the obligations of any person excluding the endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

7.5. EXPENDITURES, STOCK TRANSACTIONS AND ADVANCES. (i) Incur with respect to the Borrowers, Guarantors and Subsidiaries, in the aggregate, capital expenditures or equipment lease obligations in any fiscal year in excess of $3,000,000, (ii) acquire the capital stock or assets of any other business,
(iii) purchase any of its outstanding stock or (iv) lend or advance credit, property or money to any Guarantor or any other person other than as permitted under Section 7.2 and 7.7 of this Agreement.

7.6. NEGATIVE PLEDGE. Permit the mortgage or pledge of, or creation of a security interest in, any of its assets other than those in favor of the Bank.

7.7 PAYMENTS TO HGL. During any fiscal year, permit the total of the sum of all payments, distributions or dividends paid by the Borrower to HGL (excluding, however, distributions in the ordinary course of business for operating expenses and payment of management fees) during such fiscal year, plus the sum of all loans or advances of money, credit or property made by the Borrower to HGL (net of any repayments by HGL) during such fiscal year, to exceed the Borrowers' net income (as determined in accordance with generally accepted accounting principles consistently applied) for such fiscal year; provided, however, that this covenant shall not restrict or include within its calculations the repayment to HGL by the Borrower of loans or advances that were made by HGL only to the extent such loans or advances are not or have not been subordinated to the Bank.

7.8  FINANCIAL REQUIREMENTS.  Permit:

      (a) the consolidated Effective Net Worth of HGL and all its subsidiaries at any time to be less than $25,000,000; and

      (b) the consolidated Working Capital of HGL and all its subsidiaries at any time to be less than $22,500,000.

7.9  Intentionally Omitted.

SECTION 8.  Intentionally Omitted.


SECTION 9.  DEFAULTS AND REMEDIES.

9.1. EVENTS OF DEFAULT. If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), that is to say:

      (a) if default shall be made in the due and punctual payment of the principal of the Note, when and as the same shall become due and payable whether by maturity, acceleration or otherwise, or should any other amount payable hereunder not be paid when such amount shall have become due and payable, including, without limitation, amounts necessary to reimburse the Bank for a draw under a Letter of Credit; or

      (b) if default shall be made in the due and punctual payment of any installment of interest on either Note, when and as such interest installment shall become due and payable and such default shall have continued for five days; or

      (c) if default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in Section 3, 6, 7, 8 or 11 of this Agreement or in any instrument or document evidencing or creating any obligation, lien or security interest in favor of the Bank or delivered to the Bank in connection with or pursuant to this Agreement or any Obligation or if this Agreement or any such instrument or document shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever without the written consent of the Bank; or

      (d) if default by the Borrower, any Guarantor or any Subsidiary shall be made in the performance or observance of any other covenant, agreement or provision contained in this Agreement and such default shall have continued for a period of 10 days; or

      (e) intentionally omitted;

      (f) if any representation, warranty or other statement of fact given herein or in any writing, certificate, report or statement at any time furnished to the Bank pursuant to or in connection with this Agreement, or any Guarantee, shall be false or misleading in any material respect when given or repeated; or

      (g) if the Borrower, any Guarantor or any Subsidiary shall be unable to pay its debts generally as they become due, file a petition to take advantage of any insolvency act; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of a whole or any substantial part of its property; file a petition or answer seeking reorganization or arrangement or similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state; or

      (h) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a receiver, trustee, liquidator or conservator of the Borrower, any Guarantor or any Subsidiary, or of the whole or any substantial part of its respective properties, or approve a petition filed against the Borrower, any Guarantor or any Subsidiary, seeking reorganization or arrangement or similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Borrower, any Guarantor or any Subsidiary, or of the whole or any substantial part of their respective properties; or if there is commenced against the Borrower, any Guarantor or any Subsidiary, any proceeding for any of the foregoing relief and such proceeding or petition remains undismissed for a period of 30 days; or if the Borrower, any Guarantor or any Subsidiary, by any act indicates its consent to or approval of any such proceeding or petition; or

      (i) if any judgment aggregating, with other outstanding judgments, in excess of $50,000 is rendered against the Borrower, any Guarantor or any Subsidiary, or if any attachment, injunction or execution is issued against any Collateral or against any of its or their other property having an aggregate value in excess of $50,000, and in each case remains unpaid, unstayed or undismissed for a period of 30 days; or

      (j) if the Borrower, any Guarantor or any Subsidiary, shall suspend the operation of a segment material to the operation of its business as presently conducted; or

      (k) if the Borrower, any Guarantor or any Subsidiary shall (i) default under any other agreement, instrument or obligation made with or in favor of or owing to the Bank or (ii) default in any payment of any indebtedness for borrowed money (other than the Notes) beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any indebtedness described in subpart "(ii)" above or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause or permit the holder or holders of the indebtedness described in subpart "(ii)" above (or a trustee or agent on behalf of such holder or holders) to cause such indebtedness to become due prior to its stated maturity,

      (A) either or both of the following actions may be taken: (i) the Bank may, at its option, declare any obligation to lend hereunder terminated, whereupon such obligation to make further loans hereunder shall terminate immediately, and (ii) the Bank may, at its option, declare the Note and any or all other Obligations to be due and payable, and the same, and all interest accrued thereon, shall forthwith become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding;

      (B) the Bank shall have all rights and remedies of a mortgagee, a secured party under the Uniform Commercial Code and otherwise, including, without limitation, the right to foreclose the security interest granted under the Security Agreements or herein by any available judicial procedure and/or to take possession of any or all of the Collateral, the other security for the Obligations and the books and records relating thereto with or without judicial process; for the purposes of the preceding sentence, the Bank may, so far as the Borrower can give authority therefor, enter upon any or all of the premises where any of the Collateral, such other security or books or records may be situated and take possession and remove the same therefrom; and

      (C) the Bank shall have the right in its sole discretion to determine which rights, security, liens, security interests or remedies it shall at any time pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of them or any of the Bank's rights hereunder; and any moneys, deposits, Receivables, balances, or other property of either or both Borrower which may come into the Bank's hands at any time or in any manner, may be retained by the Bank and applied to any of the Obligations.

9.2. SUITS FOR ENFORCEMENT. In case any one or more Events of Default shall occur and be continuing, the Bank may proceed to protect and enforce its rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any document or instrument delivered in connection with or pursuant to this Agreement, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

9.3. RIGHTS AND REMEDIES CUMULATIVE. No right or remedy herein conferred upon the Bank is intended to be exclusive of any other right or remedy contained herein or in any instrument or document delivered in connection with or pursuant to this Agreement, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

9.4. RIGHTS AND REMEDIES NOT WAIVED. No course of dealing between either or both Borrower and the Bank or any failure or delay on the part of the Bank in exercising any rights or remedies hereunder shall operate as a waiver of any rights or remedies of the Bank and no single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.

SECTION 10.   REPRESENTATIONS AND WARRANTIES.

In order to induce the Bank to enter into this Agreement, to extend the Working Capital Line as herein provided for and to make extensions of credit hereunder, the Borrower makes the following representations and warranties, all of which shall survive the execution and delivery of this Agreement, and shall be deemed repeated and confirmed with respect to each Receivable and/or other item of Collateral as it is created or otherwise acquired and upon the request for, and the making of, each extension of credit:

10.1. CORPORATE STATUS OF THE BORROWER. Schedule 10.1 annexed hereto correctly sets forth the Subsidiaries of the Borrower and the outstanding capitalization and ownership of the stock of each Borrower. The Borrower, each Guarantor and each Subsidiary is a duly organized and validly existing corporation and in good standing under the laws of its jurisdiction of incorporation and in all other jurisdictions where the nature of its business or ownership or use of property requires such qualification.

10.2. CORPORATE POWER AND AUTHORITY. The Borrower has the corporate power to borrow and to execute, deliver and carry out the terms and provisions of this Agreement and all instruments and documents delivered by it pursuant to this Agreement, and the Borrower has taken or caused to be taken all necessary corporate action (including, but not limited to, the obtaining of any consent of stockholders required by law or by the Certificate of Incorporation or By-Laws of such Borrower) to authorize the execution, delivery and performance of this Agreement, the borrowings hereunder and the execution, delivery and performance of the instruments and documents delivered by it pursuant to this Agreement. The Borrower has all requisite corporate power and authority to own its properties and to transact the business in which it is now engaged or presently proposes to be engaged.

10.3. NO VIOLATION OF AGREEMENTS. The Borrower is not in default under any indenture, mortgage, deed of trust, agreement or other instrument to which it is a party or by which it may be bound. Neither the execution and delivery of this Agreement or any of the instruments and documents to be delivered pursuant to this Agreement, nor the consummation of the transactions herein and therein contemplated, nor compliance with the provisions hereof or thereof will violate any law or regulation, or any order or decree of any court or governmental instrumentality, or will conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, agreement or other instrument to which the Borrower is a party or by which it may be bound, or, except as contemplated under this Agreement, result in the creation or imposition of any lien, charge or encumbrance upon any property of either Borrower thereunder, or violate any provision of the Certificate of Incorporation, By-Laws or any preferred stock provisions of the Borrower.

10.4. NO LITIGATION. Except as set forth in Schedule 10.4 annexed hereto, there are no actions, suits or proceedings (nor any basis therefor) pending, or to the knowledge of either Borrower threatened, against or affecting either Borrower before any court, arbitrator or governmental or administrative body or agency which challenge the validity or propriety of the transactions contemplated under this Agreement or the documents, instruments, agreements executed or delivered in connection herewith, therewith or related thereto, or which might result in any material adverse change in the business, operations, properties, assets or financial condition of either Borrower. Neither Borrower nor any Subsidiary is or shall be at any time in default under any applicable statute, rule, order, decree or regulation of any court, arbitrator or governmental body or agency having jurisdiction over such Borrower or any Subsidiary, which default might result in any material adverse change in the business, operations, properties, assets or financial condition of either Borrower.

10.5. GOOD TITLE TO PROPERTIES. Each Grantor has good and marketable title to all its properties and assets, subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except as set forth on Schedule
10.5 hereof or except such as would be permitted under Section 7.7 of the Insurance Company Agreement when it was last in effect.

10.6. FINANCIAL STATEMENTS AND CONDITION. The balance sheet of the Borrower and HGL on a consolidated basis as at December 31, 1995 including the related schedules and notes, heretofore delivered to the Bank, is true and correct and presents fairly the pro forma financial position of the Borrower as at the date of such balance sheet. The Borrower, as of the date hereof, has no direct or contingent liabilities which are not provided for or reflected in such balance sheet or referred to in the notes thereto. Such financial statement has been prepared in accordance with generally accepted accounting principles. Each fiscal year of the Borrower ends on December 31.

10.7. TRADEMARKS, PATENTS, ETC. The Borrower possesses all the trademarks, trade names, copyrights, patents, licenses, or rights in any thereof, adequate for the conduct of its business as now conducted and presently proposed to be conducted, without conflict with the material rights or claimed rights of others.

10.8. TAX LIABILITY. The Borrower has filed all tax returns which are required to be filed, except those being contested in good faith by appropriate proceedings for which adequate reserves are held, and has paid all taxes which have become due pursuant to such returns or pursuant to any assessment received by it.

10.9. GOVERNMENTAL ACTION. No action of, or filing with, any governmental or public body or authority (other than normal reporting requirements or filing under the provisions of Section 3) is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Agreement or any of the instruments or documents to be delivered pursuant to this Agreement, except such as have been made.

10.10. DISCLOSURE. Neither the Schedules hereto, nor the financial statements referred to in Section 10.6, nor any certificate, statement, report or other document furnished to the Bank by either Borrower in connection herewith or in connection with any transaction contemplated hereby, nor this Agreement, contains, at the time furnished, any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading.

10.11. REGULATION U. The Borrower does not own any "margin stock" as such term is defined in Regulation U, as amended (12 C.F.R. Part 221), of the Board. The proceeds of the extensions of credit made pursuant to the terms of this Agreement will be used by the Borrower only for the purposes set forth in
Section 5 hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute any of the Loans or Letters of Credit under this Agreement a "purpose credit" within the meaning of said Regulation U or Regulation X (12 C.F.R. Part 224) of the Board. Neither Borrower nor any Guarantor or Subsidiary nor any agent acting in its or on their behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934.

10.12. INVESTMENT COMPANY. The Borrower is not an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. Section 80a-l, et seq.). The making of the Loans and Letters of Credit by the Bank, the application of the proceeds and repayment thereof by the Borrower and the performance of the transactions contemplated by this Agreement will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

10.13.  EMPLOYEE BENEFIT PLANS.

      (1) None of the employee benefit plans maintained at any time by the Borrower or the trusts created thereunder has engaged in a prohibited transaction which could subject any such employee benefit plan or trust to a material tax or penalty or prohibited transaction imposed under Code Section 4975 or ERISA;

      (2) None of the employee benefit plans which are employee pension benefit plans or the trusts created thereunder has been terminated, except as set forth on Schedule 10.13 hereto; nor has any such employee benefit plan of the Borrower incurred any liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA, other than for required insurance premiums which have been paid when due, or incurred any accumulated funding deficiency, whether or not waived; nor has there been any reportable event, or other event or condition, which presents a risk of termination of any such employee benefit plan by such Pension Benefit Guaranty Corporation;

      (3) The present value of all accrued benefits under the employee benefit plans which are employee pension benefit plans did not, as of the most recent valuation date, exceed by an amount greater than $50,000 of the then current value of the assets of such employee benefit plans allocable to such accrued benefits;

      (4) The making of Loans and issuing of Letters of Credit by the Bank provided for in Section 1 will not involve any prohibited transaction;

      (5) There has been no withdrawal liability incurred with respect to any multi-employer pension plan of either Borrower;

      (6) As used in this Section 10.13, the terms "employee benefit plan," "employee pension benefit plan," "accumulated funding deficiency," "reportable event," and "accrued benefits" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in Code Section 4975 and ERISA.

SECTION 11.  MANAGEMENT, COLLECTION AND STATUS OF RECEIVABLES AND OTHER
COLLATERAL.

11.1.  COLLECTION OF RECEIVABLES; MANAGEMENT OF COLLATERAL.

      (a) Unless an Event of Default shall be continuing, the Grantors shall, at their own cost and expense and subject to the continuing security interest therein held by the Bank, collect and otherwise enforce all amounts paid on or otherwise received with respect to Receivables. Upon the occurrence of an Event of Default and for so long as such or any other Event of Default shall be continuing, the Bank shall have the right to send notice of assignment and/or notice of the Bank's security interest in any and all Customers or any third party holding or otherwise concerned with any of the Collateral, and thereafter the Bank shall have the sole right to collect the Receivables and/or take possession of the Collateral and the books and records relating thereto.

      (b) Upon the occurrence of an Event of Default and for so long as such or any other Event of Default shall be continuing, the Bank shall have the right to receive, endorse, assign and/or deliver in its name or the name of any Grantor any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and the Grantors hereby waive notice of presentment, protest and non-payment of any instrument so endorsed. Each Grantor hereby constitutes the Bank or its designee as such Grantor's attorney-in fact with power while an Event of Default is continuing (i) to endorse the Grantor's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral that may come into the Bank's possession; to sign the Grantor's name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables and notices to Customers; (ii) to send verifications of Receivables;
(iii) to notify the Post Office authorities to change the address for delivery of mail addressed to the Borrower to such address as the Bank may designate; and
(iv) to do all other acts and things necessary to carry out this Agreement and the Security Agreements. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission (other than acts of gross negligence or willful misconduct), nor for any error of judgment or mistake of fact or law; this power being coupled with an interest is irrevocable until the Maturity Date and thereafter as long as any extension of credit is owing by either Borrower or any Guarantor to the Bank. The Bank may, while an Event of Default is continuing,
(i) sue upon or otherwise collect, extend the time of payment of, or compromise or settle for cash, credit or otherwise upon any terms, any of the Receivables or any securities, instruments or insurance applicable thereto and/or release the obligor thereon and (ii) accept the return of the goods represented by any of the Receivables, without notice to or consent by any Grantor, all without discharging or in any way affecting the Borrowers' liability hereunder or any Guarantor's liabilities under its Guaranty.

      (c) Nothing herein contained shall be construed to constitute the Grantors as agent of the Bank for any purpose whatsoever, and the Bank shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. The Bank shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof or for any damage resulting therefrom (other than from acts of gross negligence or willful misconduct). The Bank does not by anything herein or in any assignment or otherwise, assume any Grantor's obligations under any contract or agreement assigned to the Bank, and the Bank shall not be responsible in any way for the performance by any Grantor of any of the terms and conditions thereof.

      (d) If any of the Receivables includes a charge for any tax payable to any governmental tax authority, the Bank is hereby authorized in its discretion, and while an Event of Default is continuing, to pay the amount thereof to the proper taxing authority for the applicable Borrower's account and to charge the applicable Borrower's account therefor. Each Grantor shall, while an Event of Default is continuing, notify the Bank if any Receivables include any tax due to any such taxing authority and in the absence of such notice, the Bank shall have the right to retain the full proceeds of such Receivables and shall not be liable for any taxes that may be due from any Grantor by reason of the sale and delivery creating such Receivables.

11.2. STATUS OF RECEIVABLES AND COLLATERAL. With respect to Receivables at the time a Receivable becomes subject to the Bank's security interest the applicable Grantor represents and warrants to the Bank (which representations and warranties shall survive the Receivable becoming subject to such security interest): (a) such Receivable shall be a good and valid account representing an undisputed bona fide indebtedness incurred or an amount indisputably owed by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an absolute sale and delivery upon the specified terms of goods sold by the applicable Grantor, or work, labor and/or services theretofore rendered by the applicable Grantor; (b) such Receivable is not and shall not be subject to any defense, offset, counterclaim, discount or allowance except as may be stated in the copy of the invoice delivered by the applicable Grantor to the Bank or discounts and allowances as may be customary in the business in which the applicable Grantor is now engaged, and each Receivable will be paid in full when due; (c) no agreement under which any deduction or offset of any kind, other than normal trade discounts, may be granted or shall have been made by the applicable Grantor at or before the time such Receivable is created; (d) all documents and agreements relating to such Receivable shall be true and correct and in all respects what they purport to be: (e) all signatures and endorsements that appear on such documents and agreements shall be genuine and all signatories and endorsers shall have full capacity to contract; (f) none of the transactions underlying or giving rise to such Receivable shall violate any applicable state or federal laws or regulations, and all documents relating to such Receivable shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms; and (g) each Customer, guarantor or endorser with respect to such Receivable is solvent and will continue to be fully able to pay such Receivable when due. The Borrower will immediately notify the Bank if any Receivable in excess of $50,000 shall arise out of contracts with the United States or any department, agency, or instrumentality thereof, and will execute any instruments and take any steps required by the Bank in order that all moneys due or to become due under any such contract shall be assigned to the Bank and notice thereof given to the Government under the Federal Assignment of Claims Act. Each Grantor will, immediately upon learning thereof, report to the Bank any reclamation, return or repossession of goods in excess of $50,000, all claims or disputes in excess of $50,000 asserted by any Customer or other obligor, and any other matters affecting the value, enforceability or collectability of any Receivable. No Grantor is, nor shall be, entitled to pledge the Bank's credit on any purchases or for any purpose whatsoever.

SECTION 12.  DEFINITIONS.

For all purposes of this Agreement, unless the context otherwise requires:

"Code Section 4975" shall mean, at any date, Section 4975 of the Internal Revenue Code of 1954, as the same shall be in effect at such date.

"Collateral" shall have the meaning set forth in the Security Agreements.

"Customer" with respect to a Grantor shall mean and include the account debtor or obligor with respect to any of the Receivables and/or the prospective purchaser with respect to any contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with such Grantor, pursuant to which such Grantor is to deliver any personal property or perform any services.

"Effective Net Worth" shall mean the total of all assets appearing on a balance sheet prepared in accordance with generally accepted accounting principles for HGL and its Subsidiaries on a consolidated basis, after deducting therefrom (without duplication of deductions):

      (i) any write-up in the book carrying value of any asset resulting from a revaluation thereof subsequent to December 31, 1995;

      (ii) all reserves, including but not limited to reserves for liabilities, fixed or contingent, deferred income taxes, obsolescence, depletion, insurance, and inventory valuation, which are not deducted from assets;

      (iii) the amount, if any, at which shares of treasury stock of the Borrower or a Subsidiary appear on the asset side of such balance sheet;

      (iv) all Indebtedness of the Borrower and its Subsidiaries (after eliminating inter-company items); and

      (v) the book value of all assets which would be treated as intangibles under generally accepted accounting principles, including, without limitation, goodwill, trademarks, trade names, patents, copyrights and licenses; and after adding thereto any indebtedness of the Borrower and its Subsidiaries which has been completely subordinated to the Borrower's obligations to the Bank on terms satisfactory to the Bank.

"Eligible Accounts" with respect to a Grantor shall mean Receivables created by such Grantor in the ordinary course of business arising out of the sale of goods or rendition of services by such Grantor, which are and at all times shall continue to be acceptable to the Bank in all respects. Standards of eligibility may be fixed and revised from time to time solely by the Bank in the exercise of its reasonable business judgment. In determining eligibility, the Bank may, but need not, rely on agings, reports and schedules of Receivables furnished by the Grantor, but reliance by the Bank thereon from time to time shall not be deemed to limit the Bank's right to revise standards of eligibility at any time as to both present and future Receivables. In general, a Receivable shall not be deemed eligible unless: (a) the Customer on such Receivable is and at all times continues to be acceptable to the Bank and in no event may a Customer be an affiliate or Subsidiary of any Grantor, (b) such Receivable complies in all respects with the representations, covenants and warranties set forth in Section
11.2 hereof, (c) such Receivable is no older than 60 days from its due date or 120 days from its invoice date whichever is less, and (d) with respect to Winona such Receivable is not subject to a factoring agreement.

"ERISA" shall mean, at any date, the Employee Retirement Income Security Act of 1974 and the regulations thereunder, all as the same shall be in effect at such date.

"Event of Default" shall have the meaning set forth in Section 9.1 hereof.

"Glamourette" shall have the meaning set forth in Section 3.2 hereof.

"Grantor(s)" shall have the meaning set forth in Section 3.1 hereof.

"Guarantors" shall have the meaning set forth in Section 3.2 hereof.

"Guarantees" shall mean the guarantees of each Guarantor executed and delivered pursuant to Section 3.2 hereof, as amended, modified, supplemented or replaced from time to time.

"HGL" shall have the meaning set forth in Section 3.2 hereof.

"Indebtedness" shall mean all items which, in accordance with generally accepted principles of accounting, would be included in determining total liabilities as shown on the liability side of a balance sheet as at the date Indebtedness is to be determined and, in any event, shall include (without duplication) letters of credit and all obligations relating thereto, any liability secured by any mortgage, pledge, lien or security interest on property owned or acquired, whether or not such liability shall have been assumed, and guarantees, endorsements (other than for collection in the ordinary course of business) and other contingent obligations in respect of the obligations of others.

"Knitworks" shall have the meaning set forth in Section 3.1 hereof.

"Letter of Credit" or "Letters of Credit" shall mean documentary letters of credit issued by the Bank pursuant to the terms of this Agreement, which Letters of Credit shall expire not more than 180 days after issuance.

"Loans" shall have the meaning set forth in Section 1.1.A hereof.

"Maturity Date" shall mean March 31, l997.

"Net Amount of Eligible Accounts" with respect to a Grantor shall mean the gross amount of its Eligible Accounts less sales, excise or similar taxes and less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed.

"Net Income" shall mean the consolidated net income (or loss) of the applicable Borrower and its Subsidiaries determined in accordance with generally accepted accounting principles.

"Note" shall have the meanings set forth in Section 1.1.C hereof.

"Obligations" shall mean any and all sums owing under the Note and all other obligations, direct or contingent, joint, several or independent, of the Borrower now or hereafter existing, due or to become due to, or held or to be held by the Bank, whether created directly or acquired by assignment or otherwise including, without limitation, any arising under this Agreement. "Participant" shall mean The Chase Manhattan Bank, N.A., its successors and permitted assigns under its Participation Agreement, dated as of March 31, 1995, as the same may be amended from time to time.

A "person" shall include an individual, a corporation, an association, a joint stock company, a business trust, a partnership, a joint venture, an unincorporated organization, or a government or any agency or political subdivision thereof.

"Prime Rate" shall have the meaning set forth in Section 1.1.D hereof.

"Receivables" shall have the meaning set forth in the Security Agreements.

"Security  Agreements" shall mean the security agreements executed and delivered
pursuant  to  Section  3.1  and  Section  3.2  hereof,  as  amended,   modified,
supplemented or replaced from time to time.

"Subsidiary" shall mean any corporation organized under the laws of any state of the United States or the District of Columbia and conducting a majority of its business and having a majority of its assets within the United States, at least 50% of those outstanding stock of all classes (other than directors' qualifying shares, if any) is at the time owned by HGL, the Borrower, any Guarantor and/or one or more Subsidiaries.

"Total Borrowing Base" shall mean 85% of the Net Amount of Eligible Accounts of Designers, Hosiery, Knitworks, Segue and Winona in the aggregate, plus the lesser of (x) 45% of the aggregate inventory of Designers, Hosiery, Knitworks, Segue and Winona valued in a manner consistent with the preparation of HGL's consolidated audited financial statements and (y) for any period (prior to the Maturity Date) (A) commencing March 1 and ending October 31, $6,000,000; and (B) commencing November 1 and ending February 28 (or 29, as the case may be), zero.

"Working Capital" shall mean the amount by which consolidated current assets of HGL and its Subsidiaries (determined in accordance with generally accepted accounting principles) exceed consolidated current liabilities of HGL and its Subsidiaries (determined in accordance with generally accepted accounting principles).

"Working Capital Line" shall have the meaning set forth in Section 1.1.A hereof.

"Working Capital Line Limit" shall have the meaning set forth in Section 1.1.B hereof.

Each term defined in Articles 1 or 9 of the Uniform Commercial Code shall have the meaning given therein unless otherwise defined herein.

SECTION 13.  MISCELLANEOUS.

13.1. COLLECTION COSTS. In the event that the Bank or the Participant shall attempt to collect, enforce, protect, maintain, preserve or foreclose its interests with respect to this Agreement, or any Obligation, or any Receivable, or the lien or security interest in any other Collateral or any other security for any Obligation or under any instrument or document delivered pursuant to this Agreement, or in connection with any Obligation, or to protect the rights of any holder or holders with respect thereto, the Borrowers shall pay all of the costs and expenses of such collection, enforcement or protection, including reasonable attorneys' fees, which amounts shall be part of the Obligations and shall bear interest at the rate provided in Section l.l.D, and the Bank or the Participant may take judgment for all such amounts.

13.2. MODIFICATION AND WAIVER. No modification or waiver of any provision of this Agreement and no consent by the Bank to any departure therefrom by the Borrower shall be effective unless such modification or waiver shall be in writing and signed by a duly authorized officer of the Bank, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. No delay or omission on the Bank's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

13.3. NEW YORK LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, applicable to contracts made and to be performed in such State.

13.4. NOTICES AND ADDRESSES. The Borrower shall give the Bank written notice of each location at which records are kept and the location of the Borrower's chief executive office. Except as such notice is given, all such records and offices shall be located at the addresses set forth on Schedule 13.4 hereto.
All notices, requests, demands or other communications provided for herein shall be in writing and shall be deemed to have been given when sent by registered or certified mail, return receipt requested, addressed, as the case may be, to NatWest Bank N.A. at 1133 Avenue of the Americas, New York, New York 10036 (Attention: Cynthia E. Sachs) or to Borrower at 215 Commerce Boulevard, Anderson, South Carolina 29621 (Attention: Mr. Charles W. Clayton).

13.5. FEES AND EXPENSES. Whether or not any extension of credit is made hereunder, the Borrower shall pay all out-of-pocket expenses incurred by the Bank and the Participant in connection with the transactions contemplated hereunder, including but not limited to appraisal fees, legal fees (including all related costs of in-house counsel), audit fees, search and filing fees.

13.6. STAMP OR OTHER TAX. Should any stamp or excise tax become payable in respect of this Agreement, the Obligations or any modification hereof or thereof, on a joint and several basis, the Borrower shall pay the same (including interest and penalties, if any) and shall hold the Bank harmless with respect thereto.

13.7. WAIVER OF JURY TRIAL, SET-OFF AND COUNTERCLAIM. The Borrower hereby waives trial by jury and the right to interpose any set-off or counterclaim, in any litigation in any court with respect to, in connection with, or arising out of this Agreement or the Obligations, or any instrument or document delivered pursuant to this Agreement or the Obligations, or the validity, protection, interpretation, collection or enforcement thereof, or any other claim or dispute howsoever arising, between either or both Borrower and the Bank.

13.8. TERMINATION OF AGREEMENT. This Agreement shall continue in full force and effect until the Maturity Date. The Bank shall have the right to terminate this Agreement immediately upon the occurrence of an Event of Default under Section
9. The termination of this Agreement shall not affect any rights of the Borrower or the Bank, or any obligation of the Borrower or the Bank to the other, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights created or Obligations incurred prior to such termination have been fully disposed of, satisfied, paid, concluded or liquidated. Upon the termination of this Agreement, all Obligations shall be due and payable without notice or demand. The security interest, lien and rights granted to the Bank under the Security Agreements and hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that either or both Borrowers' accounts may from time to time be temporarily in a credit position, until all of the Obligations have been paid in full after the
termination   hereof  or  the  Borrower   have   furnished   the  Bank  with  an
indemnification satisfactory to the Bank with respect thereto. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof unless otherwise provided.

13.9. CAPTIONS. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

13.10. LIEN: SET OFF BY BANK. The Borrower hereby grants to the Bank and the Participant a continuing lien for all Obligations upon any and all moneys, securities and other property of such Borrower and the proceeds thereof, now or hereafter held or received by or in transit to, the Bank or the Participant from or for such Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special) and credits of such Borrower with, and any and all claims of such Borrower against, the Bank or the Participant, at any time existing. During the continuance of any Event of Default, each of the Bank and the Participant is hereby authorized at any time and from time to time, without notice to such Borrower, to set off to the extent permitted by law, appropriate and apply any or all Collateral (or any such moneys, securities and other property held or received by or in transit to the Participant) against all Obligations, whether now existing or hereafter arising.

13.11. PAYMENT DUE ON HOLIDAY. Whenever any payment to be made hereunder shall become due and payable on a Saturday, Sunday or a legal holiday under the laws of the State of New York, such payment shall be made in the next succeeding business day and such extension of time shall in such case be included in computing interest on such payment.

13.12. SERVICE OF PROCESS. The Borrower hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any Federal Court located in such State in connection with any action or proceeding arising out of or relating to this Agreement, all or any of the Obligations, or any document or instrument delivered pursuant to or in connection with this Agreement. In any such litigation the Borrower waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail, return receipt requested, directed to such Borrower at its address set forth in Section 13.4. Within 30 days after such mailing, the Borrower shall appear, answer or move in respect of such summons, complaint or other process. Should such Borrower fail to appear or answer within said 30 day period, such Borrower shall be deemed in default and judgment may be entered by the Bank against such Borrower for the amount as demanded in any summons, complaint or other process so served.

13.13. WAIVER AND PROTEST. The Borrower waives notice of non-payment of any of the Obligations, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans and advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

13.14. BENEFIT OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the obligation of the Bank to make loans hereunder shall not inure to the benefit of any successors and assigns of Borrower.

13.15. COUNTERPARTS. This Agreement may be executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same agreement.

13.16. RELEASE OF LIENS. Upon the termination of this Agreement and the payment in full of the Obligations, the Bank shall release its security interest in the Collateral as required by applicable law.

13.17. AMENDMENT AND RESTATEMENT. This Agreement amends and restates and replaces in its entirety the facility represented by the Loan Agreement (the "Original Facility"), provided, however, that any letters of credit which were issued under the Original Facility or under any other facility made available to the Borrower by the Bank and which are now outstanding, and any application and/or reimbursement agreement with respect to such letters of credit, as well as any notes (unless specifically replaced), security agreements and all other documents delivered in connection with the Original Facility shall not be terminated and shall be deemed for purposes of this Agreement to have been made, under and pursuant to this Agreement and subject to the terms and conditions hereof.

IN WITNESS WHEREOF, the Borrower and the Bank have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

HAMPSHIRE DESIGNERS, INC.

By:   /s/ Charles W. Clayton
-------------------------------------
Name: Charles W. Clayton
Title:    Vice President

NATWEST BANK N.A.

By:  /s/ Cynthia E. Sachs
-------------------------------------
Name: Cynthia E. Sachs
Title:    Vice President

Accepted and Agreed with respect to Sections 3, 11 and as otherwise applicable:

SAN FRANCISCO KNITWORKS, INC.

By:  /s/ Charles W. Clayton
-------------------------------------
Name: Charles W. Clayton
Title:  Vice President/Treasurer

SEGUE (AMERICA) LIMITED

By:  /s/ Charles W. Clayton
-------------------------------------
Name: Charles W. Clayton
Title:  Vice President/Treasurer

      Each of the Guarantors indicated below hereby consents to this Fourth Amended and Restated Loan Agreement and reaffirms its continuing liability under its respective Guarantee in respect thereof or the documents contemplated thereby and all the documents, instruments and agreements executed pursuant thereto or in connection therewith, without offset, defense or counterclaim (any such offset, defense or counterclaim as may exist being hereby irrevocably waived by such Guarantor), and hereby confirms and agrees that, on and after the effective date of this Fourth Amended and Restated Loan Agreement, each reference in such Guarantee to "the Loan Agreement", "thereunder", "thereof" or words of like import referring to the Loan Agreement shall mean and be a reference to this Fourth Amended and Restated Loan Agreement.

HAMPSHIRE GROUP, LTD.

By:   /s/ Charles W. Clayton
-------------------------------------
Name: Charles W. Clayton
Title:    Vice President

GLAMOURETTE FASHION MILLS, INC.

By: /s/ Charles W. Clayton
-------------------------------------
Name:  Charles W. Clayton
Title:  Vice President/Treasurer

SAN FRANCISCO KNITWORKS, INC.

By:  /s/ Charles W. Clayton
-------------------------------------
Name: Charles W. Clayton
Title:  Vice President/Treasurer

SEGUE (AMERICA) LIMITED

By: /s/ Charles W. Clayton
-------------------------------------
Name: Charles W. Clayton
Title:  Vice President/Treasurer

HAMPSHIRE DESIGNERS, INC. as guarantor of the obligations of Segue and Knitworks to the Bank

By: /s/ Charles W. Clayton
-------------------------------------
Name: Charles W. Clayton
Title:  Vice President/Treasurer

                               EXHIBIT 1.1.C

                               FORM OF NOTES
                          -----------------------

                              PROMISSORY NOTE
                        ---------------------------
$21,000,000                                              New York, New York
                                                         As of March 31, 1996

      FOR VALUE RECEIVED, Hampshire Designers, Inc., a Delaware corporation with an office 215 Commerce Boulevard, Anderson, South Carolina 29621 (the "Debtor"), hereby promises to pay to the order of NatWest Bank N.A., a national banking association (the "Payee"), at its offices located at 1133 Avenue of the Americas, New York, New York, or at such other place as the Payee or any holder hereof may from time to time designate, on the Maturity Date (as defined in the Loan Agreement defined below), or earlier as hereinafter referred to, the principal sum of Twenty-One Million and 00/100 Dollars ($21,000,000) (or such lesser principal sum as may be indicated as outstanding on the grid sheet attached hereto), in lawful money of the United States, and to pay interest in like money at said office or place from the date hereof on the unpaid principal balance hereof from time to time outstanding in accordance with the provisions of the Loan Agreement (as defined below). In no event shall the rate of interest hereunder exceed the maximum interest rate permitted by applicable law.

      This Note is in replacement of and substitution for the two promissory notes dated as of March 31, 1995 by the Debtor's two constituent corporations (Hampshire Designers, Inc. in the principal amount of $16,000,000 and Hampshire Hosiery, Inc. in the principal amount of $5,000,000), and, to the extent of any outstanding principal amount, evidences the same indebtedness incurred thereunder.

      This Note is referred to in the Loan Agreement and is secured by a Continuing General Security Agreement dated March 31, 1996 (as amended, modified, supplemented or replaced from time to time, the "Security Agreement") by the Debtor in favor of the Payee and covering certain collateral (the "Collateral") all as more particularly described and provided therein, and is entitled to the benefits thereof. Reference is made to the Loan Agreement and the Security Agreement for certain rights of the Payee hereunder, including, without limitation, the right of the Payee to accelerate the principal balance hereunder and interest hereon upon the occurrence of an "Event of Default" as defined in the Loan Agreement.

      The Payee is hereby authorized to enter on the grid sheet attached hereto all loans made by the Payee to the Debtor pursuant to the Fourth Amended and Restated Loan Agreement dated as of March 31, 1996 (as amended, modified or supplemented from time to time, the "Loan Agreement") among the Payee, and the Debtor and all repayments of principal hereunder, which entries, in the absence of manifest error, shall be conclusive and binding on the Debtor; provided, however, that the failure of the Payee to make any such entries shall not relieve the Debtor from paying any amount due hereunder, nor affect the Payee's recognition of any repayment of principal.

      Whenever any payment to be made hereunder shall become due and payable on a Saturday, Sunday or a legal holiday under the laws of the State of New York, such payment shall be made on the next succeeding business day and such extension of time shall in such case be included in computing interest on such payment.

      The Debtor hereby waives diligence, demand, presentment, protest and notice of any kind, and assents to extensions of the time of payment, release, surrender or substitution of security, or forbearance or other indulgence, without notice.

      This Note shall be  subject  to payment  and  prepayment  as  provided  in
Section 2 of the Loan Agreement.

      This Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the party to be charged.

      In the event the Payee or any holder hereof shall refer this Note to an attorney for collection, the Debtor agrees to pay, in addition to unpaid principal and interest, all the costs and expenses incurred in attempting or effecting collection hereunder, including reasonable attorney's fees, whether or not suit is instituted.

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

      In the event of any litigation with respect to any of the Obligations (as such term is defined in the Security Agreement) or Collateral, the Debtor waives the right to a trial by jury. The Debtor hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any Federal court located in such State in connection with any action or proceeding arising out of or relating to any Obligation or Collateral. In any such litigation, the Debtor waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to the Debtor at its address set forth herein. Within 30 days after such mailing, the Debtor shall appear, answer or move in respect of such summons, complaint or other process. Should the Debtor fail to appear or answer within said 30-day period, the Debtor shall be deemed in default and judgment may be entered by the Payee against the Debtor for the amount as demanded in any summons, complaint or other process so served. This Note, the other Obligations and the Collateral shall be governed by and construed in accordance with the laws of the State of New York, and shall be binding upon the heirs, executors, administrators, successors and assigns of the Debtor and inure to the benefit of the Payee, its successors, endorsees and assigns. If any term or provision of this Note shall be held invalid, illegal or unenforceable the validity of all other terms and provisions hereof shall in no way be affected thereby.

HAMPSHIRE DESIGNERS, INC.


By:  /s/ Charles W. Clayton
-------------------------------------
Name: Charles W. Clayton
Title:    Vice President





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